Exhibit 10.31
[* *] Portions of the this exhibit have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
SECOND AMENDMENT TO SUPPLY AGREEMENT
     This Second Amendment (this “Second Amendment”) to the Supply Agreement, effective as of May 5, 2004 (the “Original Agreement”), is made and entered into as of November 18, 2008, and effective as of May 5, 2008 (the “Second Amendment Effective Date”), by and between DaVita Inc., a Delaware corporation (“DaVita”), and Rockwell Medical Technologies, Inc., a Michigan corporation (“Rockwell”). The term “Agreement” as used herein shall mean the Original Agreement as amended, modified and supplemented by the First Amendment (as defined in Recital A) and this Second Amendment, and all other capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Original Agreement.
RECITALS
     A. DaVita and Rockwell entered into that certain First Amendment to Supply Agreement, dated as of May 29, 2007 (the “First Amendment”), whereby DaVita and Rockwell among other things: (i) extended the term of the Agreement from May 5, 2007 to May 4, 2008 and (ii) amended the pricing and delivery terms for the Products.
     B. DaVita and Rockwell desire to enter into this Second Amendment to, among other things: (i) extend the term of the Agreement from May 5, 2008 to December 31, 2010, (ii) amend the pricing and delivery terms of the Products effective as of August 1, 2008, and (iii) include a mechanism for handling any recalls of the Products.
     NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements contained in this Second Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. Term. Section 2 of the Agreement is hereby amended and replaced in its entirety with the following:
“2. Term. The term of this Agreement shall commence on May 5, 2004 and continue until December 31, 2010 (the “Initial Term”), unless sooner terminated in accordance with Section 9 below. If upon expiration of the Initial Term, (a) the parties have not negotiated, executed and delivered (i) a new agreement relating to the subject matter hereof or (ii) an extension of this Agreement, and (b) any of the Products continue to be ordered and delivered between the parties, this Agreement shall continue on a month-to-month basis with respect to the Products that continue to be ordered and delivered, upon the same terms and conditions that were in effect prior to such expiration, until either party provides [*           *] prior written notice of termination (the Initial Term, together with any such extension, shall hereinafter be collectively referred to as the “Term”).”

     2. Purchase Price. Section 3(a) of the Agreement is hereby amended and replaced in its entirety with the following:
“The purchase price for each of the Products for the period of May 5, 2008 through December 31, 2009 shall be as set forth in Exhibit A. On or before September 30, 2009, ROCKWELL may submit a written notice to DAVITA requesting an increase to the purchase price of each of the Products for calendar year 2010 (a “Purchase Price Increase Notice Request”). [*
*] DAVITA acknowledges and agrees that ROCKWELL shall have sixty (60) days to cure any breach of this Section 3(a).”
     3. Product Commitment. Section 3(b) of the Agreement is hereby amended by inserting the following at the end of such section:
“ROCKWELL’s only remedy for a breach of the provisions of this Section 3(b) by DAVITA shall be to terminate this Agreement in accordance with the terms and conditions of Section 9(a) of this Agreement, and in such event ROCKWELL shall not be entitled to any other relief or remedy whatsoever, including without limitation monetary damages.”
     4. Discontinuation Event. The Agreement is hereby amended by inserting a new Section 3(c) into the Agreement as follows:

“c. DAVITA agrees that (i) in the event one or more of its clinics intends on discontinuing the purchase of its Products requirements from ROCKWELL (a “Discontinuation Event”), it shall provide ROCKWELL with at least ninety (90) days’ prior written notice of such Discontinuation Event [*
*] In the event of a breach by DAVITA of the provisions of this Section 3(c), ROCKWELL’s sole and exclusive remedy shall be to terminate this Agreement upon sixty (60) days advance written notice; provided that DAVITA has not cured, corrected or otherwise resolved such breach in such sixty (60) day period.”
     5. Mixers. Section 4 of the Agreement is hereby amended and replaced in its entirety with the following:
“4. Mixers.
(a) For the period of May 5, 2004 through November 17, 2008, ROCKWELL will provide to each clinic purchasing Dri-Sate® Dry Acid, one Dri-Sate Dry Acid Mixer (each, a “Mixer”) as set forth in Exhibit A, and ROCKWELL shall maintain and service each Mixer in accordance with the highest reasonable industry performance standards, at no additional charge to DAVITA. Each clinic which has received a Mixer pursuant to this Section 4(a) [*
*]
(b)      [*

*]
6. Payment Terms. Section 7 of the Agreement is hereby amended and replaced in its entirety with the following:
“7. Payment Terms. All purchases by DAVITA of Products pursuant to this Agreement shall be paid on terms net 30 days. DAVITA may withhold payment on the portion of any invoice for which DAVITA has a bona fide dispute if it (a) pays all undisputed amounts; (b) notifies ROCKWELL that it is disputing charges; and (c) provides a reconciliation of charges and documentation necessary to support its claimed adjustment. All other purchase terms and conditions shall be as set forth on Exhibit C.”
     7. Failure to Perform Supply Obligations. Section 8(a) of the Agreement is hereby amended and replaced in its entirety with the following:
“8. Failure to Perform Supply Obligation.
a. In the event ROCKWELL cannot supply or does not deliver any of the Products within and for the time period required by this Agreement (and not caused by the negligence of the non-performing party) (a “Failure to Supply Event”), ROCKWELL covenants and agrees that it shall (i) give notice as promptly as is practicable under the circumstances to DAVITA of such Failure to Supply Event, unless an order of a regulatory agency or other action arising out of patient safety concerns requires the giving of shorter notice; [*

*] ROCKWELL further agrees and covenants that during a Failure to Supply Event, DAVITA shall not be subject to the commitment requirements set forth in Section 3(b) of this Agreement.
b. ROCKWELL acknowledges and agrees that a breach by ROCKWELL of any of the provisions of this Section 8 shall constitute a substantial breach for purposes of Section 9(a) of this Agreement which entitles DAVITA at its sole and absolute discretion to terminate this Agreement pursuant to the provisions of Section 10 hereof.”
     8. Potential Rockwell Clinics. Section 8(b) of the Agreement is hereby deleted in its entirety.
     9. Termination Default. Section 9(a) of the Agreement is hereby amended and replaced in its entirety with the following:
“a. substantial breach of the terms of this Agreement, which breach is not cured, corrected or otherwise resolved within thirty (30) days after written notice by the non-breaching party (setting forth the particulars of the alleged breach) to the breaching party. A “substantial breach” shall include a failure to perform any material obligation hereunder, including without limitation a failure to pay any amount due hereunder or under any purchase order issued hereunder when due, other than amounts which DAVITA or ROCKWELL disputes in good faith; or.”
     10. Termination. Section 10 of this Agreement is hereby amended and replaced in its entirety with the following:
“10. Termination. Upon the occurrence of a Termination Default hereunder, the non-defaulting party may terminate this Agreement immediately upon written notice to the defaulting party. [*

*] Termination of this Agreement shall not relieve either party of obligations incurred prior to the effective date of termination, including without limitation obligations of payment of monies or credits owed at the time of such termination. The provisions of this Section 10 and of Sections 13 (Confidentiality), 14 (Warranties), 15 (Indemnification and Insurance), 20 (Choice of law), 21 (Attorney fees), 25 (Open Records), 26 (Discounts), and any other provision the context of which shows the parties intended it to survive, shall survive any expiration or termination of this Agreement.”
     11. Product Addition. Section 11 of the Agreement is hereby amended and replaced in its entirety with the following:
“11. Product Addition and Product Replacement.
a. Throughout the Term, ROCKWELL shall provide to DAVITA the right to purchase and/or lease all new products manufactured, utilized, licensed, sold or distributed by ROCKWELL or any of its affiliates (including products and product lines acquired by ROCKWELL or any of its affiliates as a result of an acquisition, merger or other transaction involving ROCKWELL or any of its affiliates), that are or that become Commercially Available and which are not already covered by this Agreement or by any other agreement, whether written or oral, between the parties (such products are collectively referred to as “Additional Products” and individually as an “Additional Product”). ROCKWELL agrees to include DAVITA in all of its distributions of customer announcements regarding ROCKWELL’s Additional Products. The purchase price for such Additional Products shall be negotiated by the parties in good faith and the agreed upon purchase price shall be memorialized in writing as a supplement or amendment to this Agreement. For purposes of this Section 11, “Commercially Available” means any product that is approved by the Food and Drug Administration and manufactured, utilized, sold or distributed anywhere in the United States by ROCKWELL and/or any of its affiliates. If ROCKWELL acquires any Additional Product as a result of an acquisition, merger or other transaction involving ROCKWELL or any of its affiliates with a person or entity with which DAVITA already has a purchase or rebate arrangement (a “Prior Agreement”), ROCKWELL covenants and agrees that it shall continue to abide by all of the terms and conditions of such Prior Agreement or if DAVITA requests, such Additional Products shall be included in this Agreement on terms to be negotiated and determined as provided in this Section 11(a).

b. If at anytime during the Term, ROCKWELL introduces a product or offering that is a replacement for an existing Product covered by this Agreement, whether developed by ROCKWELL or acquired by ROCKWELL in connection with any transaction (a “Replacement Product”), ROCKWELL will allow DAVITA or any of its clinics, as applicable, to purchase such Replacement Product at the same price as the Product it is replacing or is ultimately intended to replace.”
     12. Recall. The Agreement is hereby amended by inserting a new Section 35 titled “Recall” into the Agreement as follows:
“35. Recall. In the event ROCKWELL believes in its sole discretion that it may be necessary to conduct a recall, field correction, market withdrawal, stock recovery, or other similar action with respect to any of the Products (a “Recall”), ROCKWELL shall immediately notify DAVITA. The parties agree that the final decision as to and control of the handling of any Recall shall be in ROCKWELL’s sole discretion; provided that ROCKWELL conducts the Recall in accordance with any and all applicable legal requirements. In the event that ROCKWELL does not conduct the Recall in accordance with all applicable legal requirements, DAVITA shall have the right to take any and all actions it determines necessary to comply with such requirements, in its sole and absolute discretion. DAVITA shall provide all reasonable assistance requested by ROCKWELL in connection with a Recall. If a Recall arises as a result of the manufacture of any of the Products, ROCKWELL shall reimburse DAVITA for (a) one hundred percent (100%) of the costs incurred by DAVITA to acquire a replacement product for the recalled Product or if a replacement product is not available for the recalled Product one hundred percent (100%) of the costs paid by DAVITA for such recalled Product and (b) all out-of-pocket expenses incurred by DAVITA in connection with such Recall. DAVITA and ROCKWELL shall maintain records of all sales of the Products and customers sufficient to adequately administer a Recall for the period required by applicable legal requirements. ROCKWELL shall also indemnify and hold the DAVITA Indemnitees harmless from any claims, damages, losses, costs or expenses (including reasonable attorneys’ fees) incurred by the DAVITA Indemnitees in connection with such Recall. In the event of a Recall, neither party shall make any statement to the press or public concerning the Recall without first notifying the other party and obtaining the other party’s prior written approval of any such statement, which approval shall not be unreasonably, withheld, conditioned or delayed.”
     13. Audit Rights. The Agreement is hereby amended by inserting a new Section 36 titled “Audit Rights” into the Agreement as follows:
“36. Audit Rights. If DAVITA disagrees with any computation or statement delivered by ROCKWELL to DAVITA under this Agreement, DAVITA may, within thirty (30) days after the receipt of such computation or statement, audit any such computation or statement. DAVITA shall conduct any such audit during such times as may be mutually agreed to by the parties. In the event DAVITA’s audit results in a number different from that set forth in the computation or statement delivered by ROCKWELL to DAVITA, DAVITA shall deliver a written notice (an “Objection Notice”) to ROCKWELL setting forth in reasonable detail any and all items of disagreement related to such computation or statement. If DAVITA does not deliver an Objection Notice within the requisite time period, the calculations set forth in any such computation or statement delivered by ROCKWELL to DAVITA shall be deemed final, conclusive and binding on the parties. ROCKWELL and DAVITA will use their commercially reasonable efforts to resolve any disagreements relating to any computation or statement, but if they do not obtain a final resolution within twenty (20) days after ROCKWELL has received the Objection Notice, then either ROCKWELL or DAVITA may refer the items in dispute to a nationally recognized firm of independent public accountants as to which ROCKWELL and DAVITA mutually agree (the “Firm”), to resolve any remaining disagreements. ROCKWELL and DAVITA will direct the Firm to render a determination within twenty (20) days of its retention, and ROCKWELL and DAVITA and their respective agents will cooperate with the Firm during its engagement. The determination of the Firm will be conclusive and binding upon ROCKWELL and DAVITA. ROCKWELL and DAVITA shall bear that percentage of the fees and expenses of the Firm equal to the proportion of the dollar value of the unresolved disputed issues determined in favor of the other party.”
     14. Corporate Integrity Agreement. The Agreement is hereby amended by inserting a new Section 37 titled “Corporate Integrity Agreement” into the Agreement as follows:
“37. Corporate Integrity Agreement. The parties, as applicable, hereby acknowledge and agree as follows:
     (a) ROCKWELL acknowledges that DVA Renal Healthcare, Inc. (“DVA Healthcare”), a subsidiary of DAVITA, is under a Corporate Integrity Agreement (the “CIA”) with the Office of the Inspector General of the Federal Department of Health and Human Services, and that such CIA imposes various reporting and operational compliance related obligations on DVA Healthcare. To the extent not otherwise set forth herein, ROCKWELL agrees to cooperate with DVA Healthcare in compliance with the requirements of such CIA, as such requirements may apply to the performance of ROCKWELL’s obligations under this Agreement.
     (b) ROCKWELL hereby certifies that it will comply with the terms of DVA Healthcare’s Corporate Compliance Program, including any training required to be provided thereunder by DVA Healthcare to employees and certain contractors, and DVA Healthcare’s Compliance Critical Concepts and policies and procedures related to compliance with 42 U.S.C. § 1320a-7b(b) (the “Anti-Kickback Statute”), a copy of each of which will be provided to ROCKWELL, in each case as applicable to the performance of ROCKWELL’s obligations under this Agreement.
     (c) ROCKWELL and DAVITA (on behalf of DVA Healthcare) agree and certify that this Agreement is not intended to generate referrals for services or supplies for which payment may be made in whole or in part under any federal healthcare program.
     (d) ROCKWELL certifies that it will abide by the terms of the Anti-Kickback Statute in connection with the performance of any of its obligations under this Agreement.”
     15. Availability of Products. The Agreement is hereby amended by inserting a new Section 38 titled “Availability of Products” into the Agreement as follows:
“38. Availability of Products. ROCKWELL agrees and covenants to DAVITA that it shall, at all times during the Term, to allow for the continuous and uninterrupted supply of each of the Products to DAVITA to enable the physicians at the dialysis clinics owned and managed by DAVITA to treat their patients [*
*] During the Term, ROCKWELL and DAVITA agree to continuously work together and use their best efforts to increase and improve the inventory reserve of each of the Products maintained by ROCKWELL for use exclusively by DAVITA.”
     16. Payment Terms. The following language included in Section 7 of the First Amendment is hereby deleted in its entirety: “terms are net 30 days, there is no discount.”
     17. Exhibit A. “Exhibit A-2” of the Agreement is hereby deleted in its entirety and replaced with a new “Exhibit A” attached hereto as Exhibit A.
     18. Exhibit B. “Exhibit B-2” of the Agreement is hereby deleted in its entirety and replaced with a new “Exhibit B” attached hereto as Exhibit B.
     19. Exhibit C. “Exhibit C-2” of the Agreement is hereby deleted in its entirety and replaced with a new “Exhibit C” attached hereto as Exhibit C.
     20. No Other Changes. Except as specifically amended in this Second Amendment, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and shall govern and apply to all matters contemplated by this Second Amendment.
     21. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the State of Delaware.
     22. Severability. Whenever possible, each provision of this Second Amendment shall be interpreted in such manner to be effective and valid under applicable law, but if any provision of this Second Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Second Amendment will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     23. Counterparts; Facsimile/PDF Signatures. This Second Amendment may be executed in any number of counterparts and any party to this Second Amendment may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Second Amendment shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. The parties hereto agree that facsimile or PDF transmission of original signatures shall constitute and be accepted as original signatures.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Supply Agreement to be executed by their respective duly authorized representatives and effective as of the Second Amendment Effective Date.
DAVITA:

DAVITA INC.

By: /s/ LeAnne Zumwalt
Name: LeAnne Zumwalt
Title: Vice President

ROCKWELL:

ROCKWELL MEDICAL TECHNOLOGIES, INC.

By: /s/ Robert L. Chioini
Name: Robert L. Chioini
Title: Chief Executive Officer

EXHIBIT A
ACCOUNT:       DaVita, Inc. – Supply Agreement
LOCATION:     See Exhibit B – Service Territory
A.      Prices effective May 5, 2008 through July 31, 2008

CATALOG #	DESCRIPTION	PACKAGING	UNIT	PRICE

[*

*]

NOTE:
•	[* *]
•	[*
*]

B.      Prices effective August 1, 2008 through December 31, 2009
[*

*]

NOTE:
•	[* *]
•	[*
*]

[*

*]

NOTE:
•	[* *]
•	[*
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30142 Wixom Road ☐ Wixom, MI 48393 ☐ (248) 960-9009 ☐ Fax (248) 960-9119 ☐ (800) 449-3353

EXHIBIT B
The purchase price for the Products as set forth on Exhibit A is applicable in the following states:
[*     *]
[*     *]
States not listed above are not subject to the purchase price for the Products set forth on Exhibit A and the purchase price for the Products going to states not listed above shall be quoted by ROCKWELL to DAVITA on an individual basis:
30142 Wixom Road    ☐    Wixom, MI 48393    ☐    (248) 960-9009    ☐    Fax (248) 960-9119     ☐     (800) 449-3353

EXHIBIT C
“DAVITA SHIPPING & ORDERING GUIDELINES
GENERAL GUIDELINES APPLICABLE TO ALL PRODUCTS (DRI-SATE® DRY ACID CONCENTRATE, LIQUID ACID CONCENTRATE, BICARBONATE POWDER, STERILYTE® LIQUID BICARBONATE, and CLEANING AGENTS)

1.	[* *]
2.	[* *]
3.	[* *]
4.	[* *]
5.	[* *]
6.	[* *]

7.	NOTE: [* *]
SPECIFIC ADDITIONAL GUIDELINES FOR CERTAIN PRODUCTS
[*      *]
30142 Wixom Road    ☐     Wixom, MI 48393     ☐    (248) 960-9009     ☐    Fax (248) 960-9119    ☐    (800) 449-3353